UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 8, 2010

IMS HEALTH INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14049	No. 06-1506026
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
901 Main Avenue, Norwalk, Connecticut 06851
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 845-5200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 8, 2010, IMS Health Incorporated, a Delaware corporation (the “Company”) issued a press release announcing that at a special meeting of stockholders of the Company held on February 8, 2010, its stockholders approved the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated November 5, 2009, as it may be amended from time to time, by and among the Company, Healthcare Technology Holdings, Inc., a Delaware corporation (“Parent”), and Healthcare Technology Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company.

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company as of the close of business on Monday, December 28, 2009 (the record date for the special meeting) and entitled to vote thereon, was required to approve the proposal to adopt the Merger Agreement. According to the final tally of shares voted, approximately 75 percent of the outstanding shares of common stock of the Company as of the close of business on the record date for the special meeting and entitled to vote thereon voted to approve the proposal to adopt the Merger Agreement.

A copy of the press release issued by the Company regarding the results of the stockholder vote at the special meeting of stockholders of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

    (d) Exhibits

Exhibit
Number	Description

99.1	Press Release dated February 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED
(Registrant)

		By:	/s/ Harvey A. Ashman
		Name:	Harvey A. Ashman
		Title:	Senior Vice President, General Counsel and External Affairs

Date:	February 8, 2010

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated February 8, 2010